Exhibit 99

Form 4 Joint Filer Information

Name:                                GCV Management LLC

Address:                            Attn: Marc Geller
                                         777 Post Oak Blvd., Ste. 250
                                         Houston, TX 77056

Designated Filer:                 GC Technology Fund L.P.

Issuer & Tickler Symbol:      HemoSense, Inc. (HEM)

Date of Event
Requiring Statement:           7/01/05

Signature:                          By: /s/ MARC GELLER
                                         Marc Geller, Managing Director

Name:                               Marc Geller

Address:                            c/o GC Technology Fund L.P.
                                         777 Post Oak Blvd., Ste. 250
                                         Houston, TX 77056

Designated Filer:                GC Technology Fund L.P.

Issuer & Tickler Symbol:     HemoSense, Inc. (HEM)

Date of Event
Requiring Statement:          7/01/05

Signature:                         By: /s/ MARC GELLER
                                        Marc Geller

Name:                              Marc Cellier

Address:                           c/o GC Technology Fund L.P.
                                        777 Post Oak Blvd., Ste. 250
                                        Houston, TX 77056

Designated Filer:               GC Technology Fund L.P.

Issuer & Tickler Symbol:     HemoSense, Inc. (HEM)

Date of Event
Requiring Statement:          7/01/05

Signature:                         By: /s/ MARC CELLIER
                                        Marc Cellier